UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 30, 2014

 Applied Micro Circuits Corporation
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-23193	94-2586591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
215 Moffett Park Drive, Sunnyvale, California 94089
(Address of Principal Executive Offices)
(408) 542-8600
(Registrants telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 30, 2014, Applied Micro Circuits Corporation (the “Company”) granted to Dr. Paramesh Gopi, the Company’s chief executive officer, a Stock Award under the Company’s 2011 Equity Incentive Plan (as amended to date, the “Plan”). The Stock Award covers the right to receive up to 265,000 shares of Common Stock granted under the Plan, broken down as follows:

•
100,000 Restricted Stock Units ("RSUs"), of which 1,450 RSUs which will vest on November 15, 2014, 8,333 RSUs will vest on each subsequent quarterly vesting date (February 15, May 15, August 15 and November 15) through August 15, 2017, and 6,887 RSUs will vest on November 15, 2017.

•
110,000 market-performance based RSUs (“MSUs”) which will be earned, if at all, based on the Company's Total Shareholder Return (“TSR”) compared to that of the SPDR S&P Semiconductor Index ("Index”) over a two-year performance period for one half (55,000 MSUs) of the MSU award and over a three-year performance period for the remaining half (55,000 shares) of the MSU award. These MSUs will vest between ranges of 0% (0 MSUs) and 150% (165,000 MSUs) based on the Company's relative TSR compared to the Index.

The Stock Award is subject to additional terms and conditions contained in the Plan, a copy of which is attached as Exhibit 10.76 to the Current Report on Form 8-K filed on October 29, 2013 and is incorporated herein by reference, and in the form of Restricted Stock Unit Award Grant Notice and Agreement, a copy of which is attached as Exhibit 10.1 to the Current Report on Form 8-K filed on November 21, 2013 and is incorporated herein by reference. In addition, the RSUs described above are subject to certain vesting acceleration provisions contained in the Company’s Executive Severance Benefit Plan, a copy of which is attached as Exhibit 10.67 to the Current Report on Form 8-K filed on September 25, 2013 and incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED MICRO CIRCUITS CORPORATION

Date: November 4, 2014	By:	/s/ L. William Caraccio
L. William Caraccio
Vice President, General Counsel and Secretary